PROSPECTUS ADDENDUM Dated February 25, 2022 Filed Pursuant to Rule 424(b)(3) Registration Statement No. 333-253432

PROSPECTUS ADDENDUM

(to Prospectus Supplements dated as of various

dates and Prospectus dated February 24, 2021)

UBS AG
Debt Securities and Warrants

When UBS AG initially offered your debt securities or warrants, UBS AG prepared either a preliminary prospectus supplement or a preliminary pricing supplement, each of which supplements and forms part of the offering document(s) relating to your debt securities or warrants (each, a “preliminary offering document”).

This prospectus addendum supplements the preliminary offering document(s) relating to your debt securities or warrants, each of which references a “base” prospectus dated February 24, 2021. UBS AG expects that it will no longer be a well-known seasoned issuer upon filing its Annual Report on Form 20-F with the Securities and Exchange Commission on or about March 7, 2022. UBS AG expects to file a post-effective amendment to its current registration statement on Form F-3ASR, which will include all information required to be included in a Form F-3. As a result, you should read this prospectus addendum and the preliminary offering document(s), together with any new “base” prospectus included in the post-effective amendment.

UBS Investment Bank	UBS Securities LLC

Prospectus Addendum dated February 25, 2022